UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2015

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-08106	65-0829355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134
(Address of Principal Executive Offices) (Zip Code)

(305) 599-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition.

The information contained in Item 7.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.02.

ITEM 7.01 Regulation FD Disclosure.

On May 11, 2015, MasTec, Inc., a Florida corporation (the “Company”), announced its preliminary unaudited financial results for the quarter ended March 31, 2015. In addition, the Company issued guidance for the quarter ending June 30, 2015 and updated guidance for the year ending December 31, 2015, in each case as set forth in the earnings press release. A copy of the Company’s earnings press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01. The information contained in Items 2.02 and 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended. In addition, all financial results presented in the earnings press release should be considered preliminary. The preliminary information has been prepared by the Company’s management and has not undergone the complete review by the Company’s outside auditors that is customary for the release of interim results. The preliminary information represents the Company’s good faith belief as to the Company’s results for the periods presented, but it is pending any impact from the previously disclosed independent internal investigation regarding certain accounting matters being conducted by the Audit Committee of the Company’s Board of Directors, and investors are cautioned that such information is neither final nor complete and should not be relied on as such.

ITEM 8.01 Other Events.

Because the Company has not filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, the Company is providing the following update on certain of its commitments and contingencies that otherwise would have been included in such filings. In addition to the matters discussed below, the Company is subject to a variety of legal cases, claims and other disputes that arise from time to time in the ordinary course of its business. The Company cannot provide assurance that it will be successful in recovering all or any of the potential damages it has claimed or in defending claims against it. The outcome of such cases, claims and disputes, including those set forth below, cannot be predicted with certainty and an unfavorable resolution of one or more of them could have a material adverse effect on the Company’s business, financial condition, results of operations and cash flows.

SunLight Entities. In 2011, Power Partners MasTec, LLC, a subsidiary of the Company (“Power Partners”), entered into engineering, procurement, and construction agreements (the “EPC Agreements”) with special purpose entities, SunLight General Somerset Solar, LLC, SunLight General Morris Solar, LLC and SunLight General Sussex Solar, LLC (collectively, the “SunLight Entities”), respectively, to perform design and construction services for three public solar projects in New Jersey located in Somerset, Morris and Sussex Counties (the “Projects”).

Power Partners and the SunLight Entities engaged in three separate arbitration proceedings against each other to address various disputes that existed between the parties regarding the Projects. In August 2014, the arbitration panel rendered awards in Power Partners’ favor in the aggregate amount of approximately $68 million, including fees and expenses. Power Partners also filed a lawsuit in June 2013 in federal court in New Jersey against the Somerset and Morris Authorities (the “Authorities”) and the principals of the SunLight Entities with claims exceeding $60 million as part of its efforts to seek payment of amounts that were also the subject of the arbitration proceedings.

In March 2015, the Authorities, the SunLight Entities and principals and Power Partners entered into separate settlement agreements. As part of the settlement, Power Partners has received amounts that are substantially equal to the previously recorded amounts, and all of the parties executed mutual releases.

PPL. In October 2012, PPL Electric Utilities Corporation (“PPL”) and T&D Power, Inc., one of the Company’s subsidiaries (“T&D”), entered into a $206 million overhead transmission line construction contract (the “Contract”) pursuant to which T&D was to construct an approximately 100 mile transmission line in Pennsylvania. In September 2013, PPL issued a notice terminating the Contract for convenience. T&D then submitted termination invoices to recover certain pre-termination costs, overhead and profit, as well as termination-related demobilization costs, along with the applicable overhead and profit. PPL disputes these invoices. As a result of the dispute, T&D sued PPL in December 2013 in federal court in the Eastern District of Pennsylvania, and is pursuing claims in excess of $40 million for breach of contract, including PPL’s implied duty of good faith and fair dealing. Although T&D has attempted to resolve the dispute through negotiation, mediation in 2014 was unsuccessful. Discovery is ongoing and a trial is scheduled for October 2015.

Wrigley v. MasTec, Inc. On May 7, 2015, a putative class action lawsuit (the “Lawsuit”), Wrigley v. MasTec, Inc., et. al. (Case No. 1:15-cv-21740) was filed in the United States District Court, Southern District of Florida, naming the Company, the Company’s Chief Executive Officer, Jose R. Mas, and the Company’s Chief Financial Officer, George L. Pita, as defendants. The Lawsuit has been purportedly brought by a shareholder, both individually and on behalf of a putative class of shareholders, alleging violations of the federal securities laws arising from alleged false or misleading statements contained in, or alleged material omissions from, certain of the Company’s filings with the U.S. Securities and Exchange Commission and other statements, in each case with respect to accounting matters that are the subject of the Company’s previously disclosed independent internal investigation being conducted by the Audit Committee of the Company’s Board of Directors. The Lawsuit seeks damages, prejudgment and post-judgment interest, as well as reasonable attorneys’ fees, expert fees and other costs. The Company believes that the Lawsuit is without merit and intends to vigorously defend against it; however, there can be no assurance that the Company will be successful in its defense.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated May 11, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: May 11, 2015	By:	/s/ Alberto de Cardenas
Name: Alberto de Cardenas
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated May 11, 2015